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                                                                     EXHIBIT 4.3

                           MILLER EXPLORATION COMPANY

                             AMENDMENT No. 2 TO THE
                 MILLER EXPLORATION COMPANY AMENDED AND RESTATED
               EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

     This Amendment No. 2 to the Miller Exploration Company Amended and Restated Equity Compensation Plan for Non-Employee Directors (this "Amendment") is made and adopted by Miller Exploration Company, a Delaware corporation (the "Company"), effective as of May 23, 2002.

                                    RECITALS

     WHEREAS, the board of directors and shareholders of the Company have duly approved this Amendment to amend the terms and provisions of the Miller Exploration Company Amended and Restated Equity Compensation Plan for Non-Employee Directors (the "Plan"); and

     WHEREAS, any capitalized term used and not otherwise defined herein shall have the meaning set forth in the Plan.

                                    AMENDMENT

     1. The Plan is hereby amended by deleting Section 4.1 thereof in its entirety and substituting in lieu thereof the following:

        4.1    Number of Shares. Subject to adjustment as provided in
               Section 4.2, a maximum of 1,100,000 shares of Common Stock shall be available for Awards under the Plan. Such shares may be authorized but unissued shares.

     2. Except as expressly set forth herein, the Plan shall remain in full force and effect without further amendment or modification.

                            [SIGNATURE PAGE FOLLOWS]


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                                                                     EXHIBIT 4.3

     IN WITNESS WHEREOF, the Company, acting by and through its officer hereunto duly authorized, has executed this Amendment effective as of the date first written above.

                              MILLER EXPLORATION COMPANY

                              By:        /s/ Deanna L. Cannon
                                       ---------------------------------------
                              Name:    Deanna L. Cannon
                              Title:   Chief Financial Officer and
                                       Secretary